 News Release

For more information contact:
Dennis J. Zember Jr.
Executive Vice President & CFO
(229) 890-1111

AMERIS BANCORP REPORTS
FIRST QUARTER 2009 RESULTS

April 23, 2009

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported a net loss available to common shareholders of $1.2 million, or $0.09 per diluted share, for the quarter ended March 31, 2009, compared to net income of $3.0 million, or $0.22 per diluted share, for the first quarter of 2008.  The decrease in net income when compared to the same period in 2008 was due to increased charges related to credit quality as well as a lower net interest margin.

Balance Sheet Trends
Total assets at March 31, 2009 were $2.35 billion, an increase of 10.8% when compared to the same period in 2008.  The increase in total assets resulted from additional capital and liquidity that the Company raised during the last quarter of 2008.  The Company expects levels of total assets to decrease by as much as $125 million during the second and third quarters of 2009 as the Company returns to more profitable levels of liquidity.

Loans outstanding grew at a much slower pace than total assets.  Total loans grew 3.11% to $1.67 billion when compared to the period ending March 31, 2008.  The ratio of investment securities and short-term asset levels to total earning assets was much higher than in recent quarters as the Company maintained exceptionally high liquidity levels.  Investment securities and short-term assets represented 22.6% of total earning assets at the end of the first quarter of 2009 compared to 15.9% at the same time in 2008.

Total deposits grew during the first quarter of 2009 to $2.03 billion, an increase of 13.70% over the same period in 2008.  Aggressive sales efforts in all markets, beginning in the third quarter of 2008, have been successful and allowed the Company to begin reducing its dependence on time deposits.  Management expects an accelerated migration of the Company’s deposit base to lower-cost demand deposits due to ongoing sales campaigns and incentive plans that focus on this type of deposit growth.

Tangible common equity as a percentage of tangible assets increased during the current quarter to 5.83% from 5.74% at December 31, 2008.  Total shareholders’ equity decreased $1.4 million during the current quarter to $237.9 million when compared to balances at December 31, 2008.  Management expects tangible capital ratios to increase further in the coming quarters as the Company decreases levels of excess liquidity.

Provision for Loan Losses and Credit Quality
The Company’s provision for loan losses during the first quarter amounted to $7.9 million, an increase of $4.7 million over the $3.2 million recorded in the first quarter of 2008.  The increase in the provision for loan losses mirrored the increase in levels of non-performing assets.  At the end of the first quarter of 2009, total non-performing assets increased to 4.63% of total loans compared to 4.13% for the fourth quarter of 2008 and 2.00% at March 31, 2008.  Net charge-offs on loans during the first quarter of 2009 increased to $5.1 million, compared to $10.4 million during the fourth quarter of 2008 and $2.7 million in the first quarter of 2008.  For the quarters ended March 31, 2009, December 31, 2008 and March 31, 2008, net charge-offs as a percentage of loans were 1.23%, 2.45% and 0.68% respectively.  The Company’s allowance for loan losses at March 31, 2009 was $42.4 million or 2.5% of total loans, compared to $28.1 million or 1.7% of total loans at March 31, 2008.

Edwin W. Hortman, Jr., President and CEO, commented on the Company’s credit quality, saying “During the first quarter of 2009, we continued to identify new problem loans, albeit at a slower pace than in recent quarters.  Our efforts on loan review during the quarter allowed us to strengthen certain loan relationships and the pace of loan workouts has accelerated, whether through renegotiation with borrowers or through foreclosure.  We are confident that our commitment to smaller loan transactions (as we have only 2 loans in excess of $5 million) in our local markets will allow us to work through this credit cycle faster than otherwise could have been expected.  Our efforts to increase core earnings through discipline on pricing and expense control have provided a significant buffer for tangible capital.”

Trends in Net Interest Income and Net Interest Margin
The Company’s net interest margin fell during the first quarter of 2009 to 3.21% compared to 3.91% during the same quarter in 2008.  The current quarter’s net interest margin reflected an increase from the net interest margin of 2.92% for the fourth quarter of 2008.

Yields on loans increased during the current quarter to 6.21% when compared to 6.18% during the fourth quarter of 2008.  During the quarter loan yields decreased when compared to the first quarter of 2008 when loans yielded 7.56%.  This decrease from the first quarter of 2008 was the result of the lower interest rate environment that materialized late in 2008.  Current spreads on loan production in our local markets have widened significantly, both to the broad rate indices as well as to the Company’s incremental cost of new deposits.

Total funding costs declined to 2.45% in the first quarter of 2009 compared to 3.30% at the same time in 2008 and 2.72% during the fourth quarter of 2008.  The decline in total funding costs relates to savings realized on both deposit funding and non-deposit funding.  Deposit costs decreased from 3.25% in the first quarter of 2008 to 2.46% in the current quarter of 2009.  Management expects significant savings to be realized in the coming quarters as the Company decreases its dependence on time deposits.  Savings on non-deposit borrowings reflect lower levels of one and three month LIBOR as well as lower outstanding balances.  At the end of the first quarter of 2009, the Company’s total non-deposit funding was 2.88% of total assets compared to 5.75% of total assets at the same time in 2008.

Non-Interest Income and Expense
Total non-interest income for the first quarter of 2009 increased 14.6% to $5.50 million, up from $4.80 million in the first quarter of 2008.  During the first quarter of 2009, the Company realized approximately $713,000 of gains on sales of investment securities and $543,000 in gains on early repayment of FHLB advances.  Excluding these gains, non-interest income would have declined in the current quarter by 11.6% to $4.24 million compared to the same period in 2008.  The majority of the decrease in non-interest income related to declines in service charge revenue where the Company experienced significantly fewer overdrafts. For the first quarter of 2009, total service charges were $3.03 million compared to $3.32 million in the same quarter of 2008.

Total non-interest expenses for the first quarter of 2009 rose slightly to $15.73 million, compared to $15.59 million at the same time in 2008.  Salaries and benefits declined 7.3% from the same period in 2008, reflecting a decrease in full-time equivalent employees of 5.8%.  Occupancy and equipment expense for the first quarter of 2009 was $2.16 million, representing an increase of 8.4% from the same quarter in 2008.  Other operating expenses increased $942,000 during the first quarter of 2009 compared to the same quarter in 2008, reflecting increased OREO and collection expenses as well as increases in FDIC premiums.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter, had 48 locations in Georgia, Alabama, northern Florida and South Carolina.

Ameris Bancorp Common Stock is quoted on the NASDAQ Global Select Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept	June	Mar.
	2009	2008	2008	2008	2008

EARNINGS
Net Income/(Loss) Available to Common Shareholders	$(1,225)	$(10,725)	$366	$3,149	$2,966

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$(0.09)	$(0.79)	$0.03	$0.23	$0.22
Diluted	$(0.09)	$(0.79)	$0.03	$0.23	$0.22
Cash Dividends per share	$0.05	$0.05	$0.05	$0.14	$0.14
Book value per share (period end)	$13.90	$14.06	$14.25	$14.20	$14.48
Tangible book value per share (period end)	$9.61	$9.74	$9.92	$9.84	$10.11
Weighted average number of shares:
Basic	13,527,437	13,532,521	13,515,767	13,510,907	13,497,344
Diluted	13,527,437	13,532,521	13,543,612	13,563,032	13,559,761
Period-end number of shares	13,584,107	13,534,601	13,564,032	13,564,032	13,556,770
Market data:
High closing price	$11.73	$14.21	$15.07	$16.48	$16.55
Low closing price	$3.66	$7.19	$7.82	$8.70	$12.60
Period end closing price	$4.71	$11.85	$14.85	$8.70	$16.06
Average daily volume	31,931	31,527	43,464	62,739	61,780

PERFORMANCE RATIOS
Return on average assets	(0.21%)	(1.81%)	0.07%	0.59%	0.56%
Return on average common equity	(2.61%)	(22.17%)	0.78%	6.58%	6.15%
Earning asset yield (TE)	5.57%	5.58%	6.38%	6.64%	7.17%
Total cost of funds	2.45%	2.72%	2.54%	2.74%	3.30%
Net interest margin (TE)	3.21%	2.92%	3.87%	3.96%	3.91%
Non-interest income excluding securities transactions,
as a percent of total revenue (TE)	12.02%	11.66%	12.49%	14.01%	12.22%
Efficiency ratio	70.01%	80.67%	61.97%	65.52%	67.05%

CAPITAL ADEQUACY
Common equity to assets	8.05%	7.91%	8.56%	8.78%	9.27%
Tangible common equity to tangible assets	5.83%	5.74%	6.12%	5.98%	6.66%

OTHER PERIOD-END DATA
FTE Headcount	597	595	601	651	634
Assets per FTE	$3,930	$4,046	$3,756	$3,522	$3,341
Branch locations	48	50	50	48	45
Deposits per branch location	$42,264	$40,271	$36,127	$36,893	$39,651

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept	June	Mar.
	2009	2008	2008	2008	2008

INCOME STATEMENT

Interest income
Interest and fees on loans	$25,727	$26,582	$28,280	$28,339	$30,134
Interest on taxable securities	3,657	3,677	3,563	3,646	3,583
Interest on nontaxable securities	167	171	169	173	172
Interest on deposits in other banks	25	123	100	91	200
Interest on federal funds sold	41	5	-	-	-
Total interest income	29,617	30,558	32,112	32,249	34,089

Interest expense
Interest on deposits	$12,155	$13,769	$11,717	$12,314	$14,142
Interest on other borrowings	494	817	1,218	879	1,487
Total interest expense	12,649	14,586	12,935	13,193	15,629

Net interest income	16,968	15,972	19,177	19,056	18,460

Provision for loan losses	7,912	19,890	8,220	3,720	3,200

Net interest income/(loss) after provision for loan losses	$9,056	$(3,918)	$10,957	$15,336	$15,260

Noninterest income
Service charges on deposit accounts	$3,035	$3,279	$3,657	$3,664	$3,316
Mortgage banking activity	763	711	745	855	869
Other service charges, commissions and fees	63	90	120	220	278
Gain(loss) on sale of securities	713	316	-	-	-
Other non-interest income	922	(3)	112	588	332
Total noninterest income	5,496	4,393	4,634	5,327	4,795

Noninterest expense
Salaries and employee benefits	7,991	7,309	7,113	8,660	8,618
Occupancy and equipment expense	2,158	2,070	1,904	2,103	1,992
Amortization of intangible assets	146	291	293	293	293
Data processing & communications costs	1,627	1,600	1,678	1,655	1,523
Advertising & marketing fees	574	739	818	656	878
Other operating expenses	3,231	4,419	2,950	2,609	2,289
Total noninterest expense	15,727	16,428	14,756	15,976	15,593

Operating profit/(loss)	$(1,175)	$(15,953)	$835	$4,687	$4,462

Income tax (benefit)/expense	(539)	(5,556)	469	1,538	1,496

Net income/(loss)	$(636)	$(10,397)	$366	$3,149	$2,966

Preferred stock dividends	589	328	-	-	-

Net income/(loss) available
to common shareholders	$(1,225)	$(10,725)	$366	$3,149	$2,966

Diluted earnings available to common shareholders	(0.09)	(0.79)	0.03	0.23	0.22

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	June	Mar.
	2009	2008	2008	2008	2008

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$54,758	$66,787	$43,549	$47,720	$63,401
Federal funds sold and interest bearing balances	137,770	144,383	75,458	138,125	4,389
Investment securities available for sale, at fair value	344,032	367,894	286,002	291,813	295,801
Other investments	5,702	8,627	11,624	11,439	8,784

Loans, net of unearned income	1,672,923	1,695,777	1,710,109	1,678,147	1,622,437
Less allowance for loan losses	42,417	39,652	30,144	28,660	28,094
Loans, net	1,630,506	1,656,125	1,679,965	1,649,487	1,594,343

Premises and equipment, net	65,152	66,107	65,868	63,291	60,053
Intangible assets, net	3,485	3,631	3,924	4,217	4,509
Goodwill	54,813	54,813	54,813	54,813	54,675
Other assets	50,060	38,723	36,440	32,116	32,288
Total assets	$2,346,278	$2,407,090	$2,257,643	$2,293,021	$2,118,243

Liabilities
Deposits:
Noninterest-bearing	$207,686	$208,532	$198,900	$200,936	$199,692
Interest-bearing	1,820,998	1,804,993	1,607,439	1,569,925	1,584,599
Total deposits	2,028,684	2,013,525	1,806,339	1,770,861	1,784,291
Federal funds purchased & securities sold under
agreements to repurchase	18,295	27,416	63,973	39,795	4,987
Other borrowings	7,000	72,000	138,600	133,000	74,500
Other liabilities	12,046	12,521	13,118	14,541	15,888
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269
Total liabilities	2,108,294	2,167,731	2,064,299	2,000,466	1,921,935

Stockholders' equity
Preferred stock	$49,140	$49,028	$-	$-	$-
Common stock	14,915	14,866	14,895	14,895	14,887
Capital surplus	86,141	86,038	83,453	83,308	82,920
Retained earnings	91,619	93,696	105,117	105,430	104,182
Accumulated other comprehensive loss	6,956	6,518	666	(291)	5,093
Less treasury stock	(10,787)	(10,787)	(10,787)	(10,787)	(10,774)
Total stockholders' equity	237,984	239,359	193,344	192,555	196,308
Total liabilities and stockholders' equity	$2,346,278	$2,407,090	$2,257,643	$2,193,021	$2,118,243

Other Data
Earning Assets	2,160,427	2,216,681	2,083,193	2,119,524	1,931,411
Intangible Assets	58,298	58,444	58,737	59,030	59,184
Interest Bearing Liabilities	1,888,562	1,946,678	1,852,281	1,784,989	1,706,355
Average Assets	2,346,958	2,354,142	2,192,501	2,141,940	2,115,561
Average Common Stockholders' Equity	190,395	192,479	186,541	192,605	193,971

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept	June	Mar.
	2009	2008	2008	2008	2008

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$39,652	$30,144	$28,660	$28,094	$27,640
Provision for loan loss	7,912	19,890	8,220	3,720	3,200

Charge-offs	5,521	10,648	6,946	3,801	2,945
Recoveries	374	266	210	647	199
Net charge-offs (recoveries)	5,147	10,382	6,736	3,154	2,746

Ending balance	$42,417	$39,652	$30,144	$28,660	$28,094

As a percentage of loans	2.54%	2.34%	1.76%	1.71%	1.73%
As a percentage of nonperforming loans	66.37%	60.62%	76.46%	89.27%	104.78%
As a percentage of nonperforming assets	54.25%	56.52%	69.84%	81.55%	86.32%

Net charge-off information
Charge-offs
Commercial, Financial & Agricultural	$1,389	$1,090	$963	$282	$390
Real Estate - Residential	1,738	1,951	989	902	672
Real Estate - Commercial & Farmland	277	1,288	628	49	299
Real Estate - Construction & Development	1,930	5,932	4,165	2,320	1,305
Consumer Installment	187	387	201	248	279
Other	-	-	-	-	-
Total charge-offs	5,521	10,648	6,946	3,801	2,945

Recoveries
Commercial, Financial & Agricultural	82	11	71	102	18
Real Estate - Residential	8	30	54	90	25
Real Estate - Commercial & Farmland	230	10	10	68	31
Real Estate - Construction & Development	10	27	26	323	34
Consumer Installment	44	187	49	64	90
Other	-	1	-	-	1
Total recoveries	374	266	210	647	199

Net charge-offs (recoveries)	$5,147	$10,382	$6,736	$3,154	$2,746

Non-accrual loans	63,908	65,414	39,427	32,106	26,812
Foreclosed assets	14,271	4,742	3,734	3,032	5,727
Accruing loans delinquent 90 days or more	2	2	-	5	7
Total non-performing assets	78,181	70,158	43,161	35,143	32,546

Non-performing assets as a percent of loans
and foreclosed assets	4.63%	4.13%	2.52%	2.09%	2.00%
Net charge offs as a percent of loans (Annualized)	1.23%	2.45%	1.58%	0.75%	0.68%

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept	June	Mar.
	2009	2008	2008	2008	2008

AVERAGE BALANCES

Federal funds sold	$33,034	$9,516	$-	$-	$-
Interest bearing deposits in banks	83,424	123,876	21,219	18,236	23,481
Investment securities - taxable	341,296	310,824	269,501	277,300	263,389
Investment securities - nontaxable	18,458	18,132	18,472	19,297	18,367
Other investments	6,797	8,902	11,591	10,707	9,951
Loans	1,683,615	1,703,137	1,698,024	1,650,781	1,617,991
Total Earning Assets	$2,166,624	$2,174,387	$2,018,807	$1,976,321	$1,933,179

Noninterest bearing deposits	$204,010	$203,810	$200,357	$197,662	$191,860
NOW accounts	369,774	306,483	280,892	261,953	263,541
MMDA	268,946	276,106	326,642	345,824	348,671
Savings accounts	55,529	53,055	55,143	54,973	54,221
Retail CDs < $100,000	439,781	443,358	342,136	345,968	355,852
Retail CDs > $100,000	474,956	486,833	405,126	404,455	395,780
Brokered CDs	189,538	218,195	182,525	153,232	139,036
Total Deposits	2,002,534	1,987,840	1,792,821	1,764,067	1,748,961

FHLB advances	25,214	70,630	130,849	111,922	97,162
Subordinated debentures	42,269	42,269	42,269	42,269	42,269
Repurchase agreements	19,233	22,158	12,082	3,721	7,974
Correspondent bank line of credit and other	5,000	5,000	18,631	10,094	9,516
Total Non-Deposit Funding	91,716	140,057	203,831	168,006	156,921

Total Funding	$2,094,250	$2,127,897	$1,996,652	$1,932,073	$1,905,882

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept	June	Mar.
	2009	2008	2008	2008	2008

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$41	$5	$-	$-	$-
Interest bearing deposits in banks	25	118	99	91	201
Investment securities - taxable	3,640	3,662	3,488	3,489	3,429
Investment securities - nontaxable (TE)	258	262	260	267	265
Other investments	17	16	76	156	140
Loans (TE)	25,794	26,514	28,559	28,704	30,409
Total Earning Assets	$29,775	$30,577	$32,482	$32,707	$34,444

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-
NOW accounts	966	924	793	584	667
MMDA	1,051	1,444	1,929	1,996	2,783
Savings accounts	105	123	121	129	118
Retail CDs < $100,000	3,936	4,181	3,038	3,463	4,058
Retail CDs > $100,000	4,594	4,836	3,818	4,287	4,752
Brokered CDs	1,503	2,260	2,018	1,855	1,765
Total Deposits	12,155	13,768	11,717	12,314	14,143

FHLB advances	(8)	186	359	302	653
Subordinated debentures	436	494	493	487	686
Repurchase agreements	38	73	69	15	33
Correspondent bank line of credit and other	28	65	153	75	115
Total Non-Deposit Funding	494	818	1,074	879	1,487

Total Funding	$12,649	$14,586	$12,791	$13,193	$15,630

Net Interest Income (TE)	$17,126	$15,991	$19,691	$19,513	$18,814

AMERIS BANCORP
FINANCIAL HIGHLIGHTS
(unaudited)
(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept	June	Mar.
	2009	2008	2008	2008	2008
YIELDS (1)

Federal funds sold	0.50%	0.21%	0.00%	0.00%	0.00%
Interest bearing deposits in banks	0.12%	0.38%	1.85%	2.00%	3.44%
Investment securities - taxable	4.33%	4.67%	5.13%	5.05%	5.24%
Investment securities - nontaxable	5.67%	5.73%	5.58%	5.55%	5.80%
Other investments	1.01%	0.71%	2.60%	5.84%	5.66%
Loans	6.21%	6.18%	6.67%	6.97%	7.56%
Total Earning Assets	5.57%	5.58%	6.38%	6.64%	7.17%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	1.06%	1.20%	1.12%	0.89%	1.02%
MMDA	1.58%	2.07%	2.34%	2.32%	3.21%
Savings accounts	0.77%	0.92%	0.87%	0.94%	0.88%
Retail CDs < $100,000	3.63%	3.74%	3.52%	4.01%	4.59%
Retail CDs > $100,000	3.92%	3.94%	3.74%	4.25%	4.83%
Brokered CDs	3.22%	4.11%	4.39%	4.86%	5.11%
Total Deposits	2.46%	2.75%	2.59%	2.80%	3.25%

FHLB advances	(0.13%)	1.04%	1.09%	1.08%	2.70%
Subordinated debentures	4.18%	4.64%	4.63%	4.62%	6.53%
Repurchase agreements	0.80%	1.31%	2.27%	1.62%	1.66%
Correspondent bank line of credit and other	2.27%	5.16%	3.26%	2.98%	4.86%
Total Non-Deposit Funding	2.18%	2.32%	2.09%	2.10%	3.81%

Total funding (3)	2.45%	2.72%	2.54%	2.74%	3.30%

Net interest spread	3.12%	2.86%	3.84%	3.90%	3.87%

Net interest margin	3.21%	2.92%	3.87%	3.96%	3.91%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including non-interest bearing liabilities.